EXHIBIT 2

AGREEMENT OF JOINT FILING

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other persons signatory below of a statement on Schedule 13D or any amendments thereto, with respect to the Common Stock of BioTransplant Incorporated and that this Agreement be included as an attachment to such filing.

This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned have executed this agreement as of June 11, 2003.

MEDICAL RESPONSE FUND, L.P.

By:	Daniel L. Hipp, President of HD Ventures, LLC, the general partner of Medical Response Fund, L.P.

/s/ DANIEL L. HIPP
Name:	Daniel L. Hipp, President

THE BIO TECH EQUITY FUND, L.P.

By:	Daniel L. Hipp, President of HD Ventures, LLC, the general partner of The Bio Tech Equity Fund, L.P.

/s/ DANIEL L. HIPP
Name:	Daniel L. Hipp, President

HD VENTURES, LLC

By:	Daniel L. Hipp, as President

/s/ DANIEL L. HIPP
Name:	Daniel L. Hipp, President

DANIEL L. HIPP

/s/ DANIEL L. HIPP
Name:	Daniel L. Hipp